Bowhead Specialty Holdings Inc. Reports First Quarter 2025 Results

NEW YORK, New York. (BusinessWire) – Bowhead Specialty Holdings Inc. (NYSE: BOW), a specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, today announced financial results for the first quarter ended March 31, 2025.(1)

First Quarter 2025 Highlights
•Gross written premiums increased 26.3% to $174.8 million.
•Net income of $11.4 million, or $0.34 per diluted share.
•Adjusted net income(2) of $11.5 million, or $0.34 per diluted share(2).
•Return on equity of 12.0% and adjusted return on equity(2) of 12.1%.
•Book value per share $11.98 and diluted book value per share of $11.61.

Bowhead Chief Executive Officer, Stephen Sills, commented, “We are proud of our first quarter 2025 results, which demonstrated continued execution across all of our underwriting divisions. We grew premiums by more than 26% year-over-year, once again driven by outsized growth in our Casualty business. More importantly, we grew net income by over 60% compared to last year, which is a testament to our commitment to generating profitable growth. Although there is heightened uncertainty in the market given rising trade tensions and macroeconomic headwinds, we believe that Bowhead is currently well positioned to execute on our goal to grow premiums by around 20% on an annual basis.”

Underwriting Results

The 26.3% increase in gross written premiums to $174.8 million in the first quarter of 2025 was driven by renewals and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 33.7% increase to $122.3 million;
•Healthcare Liability increased 9.9% to $23.8 million;
•Professional Liability increased 2.8% to $26.0 million; and
•Late in the second quarter of 2024, we launched a new division called Baleen Specialty, which focuses on small, hard-to-place risks written 100% on a non-admitted basis. Baleen is a streamlined, tech-enabled low touch “flow” underwriting operation that supplements the “craft” solutions we offer today. In line with our deliberate, measured and limited roll out, Baleen Specialty generated $2.7 million of gross written premiums for the first quarter of 2025, a sequential growth of 131.1% from the previous quarter.

Our loss ratio of 66.9% in the first quarter of 2025 increased 1.4 points compared to 65.5% in the first quarter of 2024, driven by a 0.4 point increase due to prior accident year reserve development and a 1.0 point increase in our current accident loss ratio.
The 0.4 point prior accident year reserve development was driven by expected loss ratios applied to audit premiums being fully earned in the quarter but associated with prior accident years.

The 1.0 point increase in our current accident year loss ratio was driven by changes in our portfolio mix. During the three months ended March 31, 2025, our Casualty division, which has comparatively higher current accident year industry loss ratios, comprised a larger proportion of our portfolio compared to the prior period.
Our expense ratio was 30.4% for the three months ended March 31, 2025 compared to 32.6% for the three months ended March 31, 2024, which was a decrease of 2.2 points. The decrease in our expense ratio was primarily driven by the 2.9 point decrease in our operating expenses ratio, which was partially offset by the 1.0 point increase in our net acquisition costs ratio.

The decrease in our operating expenses ratio was due to the continued scaling of our business, where net earned premiums grew at a higher rate than our expenses, as well as the prudent management of our expenses.

The increase in our net acquisition costs ratio was driven by the increase in earned broker commissions due to changes in our portfolio mix, as well as the reduction in earned ceding commissions in our ceded reinsurance treaties.

Investment Results

Net investment income increased 64.0% in the quarter to $12.6 million, driven by a higher balance of investments during the three months ended March 31, 2025, and higher yields on invested assets. Our investment portfolio had a had a book yield of 4.7% and a new money rate of 4.8% at the end of the quarter.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 2.8 years and had an average rating of “AA” at March 31, 2025.

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(1)Comparisons in this release are made to March 31, 2024 financial results unless otherwise noted.
(2)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$174,848	$138,433	$36,415	26.3%
Ceded written premiums	(58,079)	(47,580)	(10,499)	22.1%
Net written premiums	$116,769	$90,853	$25,916	28.5%

Revenues
Net earned premiums	$109,816	$82,981	$26,835	32.3%
Net investment income	12,559	7,660	4,899	64.0%
Net realized investment losses	(4)	—	(4)	NM
Other insurance-related income	345	31	314	1012.9%
Total revenues	122,716	90,672	32,044	35.3%

Expenses
Net losses and loss adjustment expenses	73,427	54,320	19,107	35.2%
Net acquisition costs	9,796	6,521	3,275	50.2%
Operating expenses	23,937	20,522	3,415	16.6%
Non-operating expenses	110	219	(109)	(49.8)%
Warrant expense	775	—	775	NM
Credit facility interest expenses and fees	247	—	247	NM
Foreign exchange losses	(46)	34	(80)	(235.3)%
Total expenses	108,246	81,616	26,630	32.6%

Income before income taxes	14,470	9,056	5,414	59.8%
Income tax expense	(3,045)	(2,044)	(1,001)	49.0%
Net income	$11,425	$7,012	$4,413	62.9%

Key Operating and Financial Metrics:
Adjusted net income(1)	$11,479	$8,189	$3,290	40.2%
Loss ratio	66.9%	65.5%
Expense ratio	30.4%	32.6%
Combined ratio	97.3%	98.1%
Return on equity(2)	12.0%	14.3%
Adjusted return on equity(1)(2)	12.1%	16.7%
Diluted earnings per share	$0.34	$0.29
Diluted adjusted earnings per share(1)	$0.34	$0.34
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the three months ended March 31, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $1,039,579 and $894,145, respectively)	$1,034,837	$879,989
Short-term investments, at amortized cost, which approximates fair value	9,999	9,997
Total investments	1,044,836	889,986

Cash and cash equivalents	88,050	97,476
Restricted cash and cash equivalents	35,401	124,582
Accrued investment income	7,675	7,520
Premium balances receivable	73,230	63,672
Reinsurance recoverable, net	284,873	255,072
Prepaid reinsurance premiums	151,609	152,567
Deferred policy acquisition costs	28,153	27,625
Property and equipment, net	7,677	6,845
Income taxes receivable	610	586
Deferred tax assets, net	19,356	20,340
Other assets	11,602	7,971
Total assets	$1,753,072	$1,654,242

Liabilities
Reserve for losses and loss adjustment expenses	$845,224	$756,859
Unearned premiums	452,845	446,850
Reinsurance balances payable	42,847	51,856
Income taxes payable	5,603	1,571
Accrued expenses	5,783	18,010
Other liabilities	9,407	8,654
Total liabilities	1,361,709	1,283,800

Commitments and contingencies (Note 12)

Mezzanine equity
Performance stock units	409	265

Stockholders' equity
Common stock	327	327
($0.01 par value; 400,000,000 shares authorized, 32,662,683 and 32,662,683 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)
Additional paid-in capital	320,029	318,095
Accumulated other comprehensive loss	(3,736)	(11,154)
Retained earnings	74,334	62,909
Total stockholders' equity	390,954	370,177
Total mezzanine equity and stockholders' equity	391,363	370,442

Total liabilities, mezzanine equity and stockholders' equity	$1,753,072	$1,654,242

Gross Written Premiums

The following table presents gross written premiums by underwriting division for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	% of Total	2024	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$122,314	70.0%	$91,498	66.1%	$30,816	33.7%
Professional Liability	26,000	14.8%	25,282	18.3%	718	2.8%
Healthcare Liability	23,788	13.6%	21,653	15.6%	2,135	9.9%
Baleen Specialty	2,746	1.6%	—	—%	2,746	NM
Gross written premiums	$174,848	100.0%	$138,433	100.0%	$36,415	26.3%
__________________
NM - Percentage change is not meaningful.

Loss Ratio

The following table summarizes current and prior accident loss ratios for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025		2024
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$72,983	66.5%	$54,320	65.5%
Prior accident year reserve development	444	0.4%	—	—%
Total	$73,427	66.9%	$54,320	65.5%

Expense Ratio

The following table summarizes the components of our expense ratio for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025		2024
	Expenses	% of Net Earned Premium	Expenses	% of Net Earned Premium
	($ in thousands, except percentages)
Net acquisition costs	$9,796	8.9%	$6,521	7.9%
Operating expenses	23,937	21.8%	20,522	24.7%
Less: Other insurance-related income	(345)	(0.3)%	(31)	—%
Total expense ratio	$33,388	30.4%	$27,012	32.6%

Net Investment Income

The following table summarizes the sources of net investment income for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
	($ in thousands)
U.S. government and government agency	$1,844	$3,687
State and municipal	687	387
Commercial mortgage-backed securities	1,180	373
Residential mortgage-backed securities	2,539	244
Asset-backed securities	1,484	1,073
Corporate	3,253	932
Short-term investments	128	113
Cash and cash equivalents	1,704	1,015
Gross investment income	12,819	7,824
Investment expenses	(260)	(164)
Net investment income	$12,559	$7,660

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment losses, non-operating expenses, foreign exchange (gains) losses, and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments that would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity based awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three months ended March 31, 2025 and 2024 reconciles to net income as follows:

	Three Months Ended March 31,
	2025		2024
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$14,470	$11,425	$9,056	$7,012
Adjustments:
Net realized investment gains	4	4	—	—
Non-operating expenses	110	110	219	219
Foreign exchange (gains) losses	(46)	(46)	34	34
Strategic initiatives(1)	—	—	1,238	1,238
Tax impact	—	(14)	—	(313)
Adjusted net income	$14,538	$11,479	$10,547	$8,189
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(1)Strategic initiatives for the three months ended March 31, 2024 represents costs incurred to set up our Baleen Specialty division, which is recorded in operating expenses within the Condensed Consolidated Statements of Income and Comprehensive Income. The costs incurred primarily represent expenses to implement the new platform and processes supporting the Baleen Specialty division. See “Business— Our Business”

Adjusted return on equity

Adjusted return on equity for the three months ended March 31, 2025 and 2024 reconciles to return on equity as follows:

	Three Months Ended March 31,
	2025	2024
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$45,916	$32,757
Denominator: Average mezzanine equity and stockholders' equity	380,903	196,657
Adjusted return on equity	12.1%	16.7%
________________
(1)For the three months ended March 31, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three months ended March 31, 2025 and 2024 reconciles to diluted earnings per share as follows:

	Three Months Ended March 31,
	2025	2024
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$11,479	$8,189
Denominator: Diluted weighted average shares outstanding	33,711,924	24,000,000
Diluted adjusted earnings per share	$0.34	$0.34

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a growing specialty insurance business providing casualty, professional liability and healthcare liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. We focus on providing “craft” solutions in our specialty lines and classes of business that we believe require deep underwriting and claims expertise in order to produce attractive financial results.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results on the same day, Tuesday, May 6, 2025, beginning at 8:30 a.m. Eastern Time. Interested parties may access the conference call through a live webcast, which can be accessed by going to https://bowhead-1q25-earnings-call.open-exchange.net/, or by visiting the Company’s Investor Relations website. A dial-in option for listen-only participants will be available after registering for the call. Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described in the Company’s filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com